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                                                                   Exhibit 10.18


                                 PROMISSORY NOTE


$95,603.41                                                   Seattle, Washington
                                                                  March 31, 1997


         FOR VALUE RECEIVED, the undersigned CHARLES R. OSENBAUGH, ('Maker"), HEREBY PROMISES TO PAY to the order of TIMELINE, INC. ("Payee"), the principal sum of Ninety-five Thousand Six Hundred Three Dollars and 41/100s ($95,603.41), all as hereinafter provided and upon the following agreements, terms and conditions:

         1. Payment. Principal on this Promissory Note shall be due and payable in full one year from the date of this Promissory. This Promissory Note shall bear interest at Prime plus One Percent per annum, to be paid at the time the Principal is due. All sums payable hereunder shall be paid in lawful money of the United States of America which shall be legal tender for public and private debts at the time of payment. All payments shall be made to Payee at 3055 112th Avenue N.E., Ste. 106, Bellevue, WA 98004 or at such other place as Payee may specify in writing from time to time.

         2. Notices. Any notices required to be given hereunder shall be delivered in writing to the parties at their addresses set forth in this Promissory Note, and shall be deemed duly delivered when sent by facsimile, receipt confirmed, or by certified first class mail.

         3. Attorneys' Fees and Other Costs and Expenses. In the event of or in connection with any action or proceeding arising out of the obligations under this Promissory Note, or if this Promissory Note is placed in the hands of an attorney or other third party for collection, Maker hereby agrees to pay all costs, expenses and reasonable attorneys' fees incurred by Payee with or without suit or appeal. Any judgment recovered by Payee hereon shall bear interest at 12% per annum.

         4. Waiver of Demand, Etc. Maker hereby waives demand, presentment for payment, notice of dishonor, protest, notice of protest and notice of nonpayment.

         5. Maximum Interest. Notwithstanding any other provisions of this Promissory Note, interest, fees, and charges payable by reason of the indebtedness evidenced hereby shall not exceed the maximum, if any, limited by any governing law.

         6. Governing Law. This Promissory Note shall be governed by and construed in accordance with the laws of the State of Washington, without regard to conflicts of laws principles.

         EXECUTED as of the date first above written.





By _________________________________
        Charles R. Osenbaugh

Address:              303 Prospect
                      Seattle, WA  98109